SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549



                                 FORM 8-K

                              CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934





     DATE OF REPORT (Date of earliest event reported):  October 20, 1997

                     FIRST NBC CREDIT CARD MASTER TRUST
                         (Issuer of the Certificates)

                      FIRST NATIONAL BANK OF COMMERCE
            (Exact name of registrant as specified in its charter)


   UNITED STATES                333-24023                     72-0269760
 (State or other         (Commission File Number)           (IRS Employer
 jurisdiction of                                        Identification Number)
  incorporation)



                210 BARONNE ST., NEW ORLEANS, LOUISIANA  70112
              (Address of principal executive offices - Zip Code)



      Registrant's telephone number, including area code:  (504) 623-1371


                                    N/A
        (Former name or former address, if changed since last report)

Item 5.   Other Events.

     On October 20, 1997, Banc One Corporation ("Banc One") and First Commerce Corporation ("FCC") entered into an agreement and plan of merger (the "Merger Agreement"), pursuant to which FCC will be merged with a wholly-owned subsidiary of Banc One (the "Merger"). First National Bank of Commerce ("First NBC"), the Transferor and Servicer, is a wholly owned subsidiary of FCC. The Merger Agreement does not specify any change to the separate existence of FCC's subsidiary banks, including First NBC, upon consummation of the merger, but it is expected that this matter will be resolved within the coming months.
     Consummation of the Merger is subject to various conditions, including: (i) receipt of the requisite approval by the shareholders of FCC; (ii) receipt of requisite regulatory approvals from the Board of Governors of the Federal Reserve System and other federal and state regulatory authorities;
(iii) receipt of opinions as to the tax and accounting treatment of certain aspects of the Merger; (iv) listing, subject to notice of issuance, of the Banc One Common Stock to be issued in the Merger; and (v) satisfaction of certain other conditions.




Item 7.   Financial Statements and Exhibits.

     (c) Exhibits

  Exhibit
    No.             Document Description
 ---------   -------------------------------------------------
   99(a)      Press Release issued on October 20, 1997




                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    FIRST NATIONAL BANK OF COMMERCE
                    -------------------------------
                         (Registrant)


                         By:   /s/ Thomas L. Callicutt, Jr.
                            -----------------------------------
                              Thomas L. Callicutt, Jr.
                              First Commerce Corporation
                              Executive Vice President,Controller and
                              Principal Accounting Officer




Dated: October 31, 1997


                       INDEX TO EXHIBITS


   Exhibit                                                   Sequential
     No.             Document Description                     Page No.
 ----------   ------------------------------------------    ------------

    99(a)     Press Release issued on October 20, 1997           5